EXHIBIT 1.1


                                                                 EXECUTION COPY

                           GrafTech International Ltd.


                        22,000,000 Shares of Common Stock
                                ($0.01 par value)


                             Underwriting Agreement

                                                                 October 1, 2003


J.P. Morgan Securities Inc.
As representative of the several underwriters listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         GrafTech International Ltd., a Delaware corporation (the "Company"), proposes to issue and sell to you and the other underwriters listed on Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), an aggregate of 22,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Underwritten Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Representative, up to an additional 3,300,000 shares of common stock, par value $0.01 per share, of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock". The Stock, including the Shares, will have attached thereto rights (the "Rights") to purchase one one-thousandth of a share of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock") when the rights become exercisable pursuant to a Rights Agreement, dated as of August 7, 1998, and as amended on November 11, 2000 (the "Rights Agreement"), between the Company and Computershare Investor Services, LLC, as successor to The Bank of New York, as rights agent.

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

         1. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-108039), including a form of prospectus, relating to the Shares and Rights. The registration statement as amended at the time when it became or shall become effective including information (if any) deemed pursuant to Rule 430A under the

Securities Act to be part of the registration statement at the time of effectiveness ("Rule 430A Information"), is referred to in this Agreement as the "Registration Statement"; and, as used herein, the term "Preliminary Prospectus" means each prospectus and prospectus supplement included in such registration statement (and any amendments thereto) before it becomes effective, each prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(a) under the Securities Act and each prospectus and prospectus supplement included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used to confirm sales of Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

         2. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto at a purchase price per share of $8.00 (the "Purchase Price").

         In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of 3,300,000 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

         If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

         The Underwriters may exercise the option to purchase any or all of the Option Shares at any time or from time to time in part on or before the thirtieth day following the date of this Agreement by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

         The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

         Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York on October 7, 2003, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant to the offering. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

         3. The Company represents and warrants to each Underwriter that:

         (a) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

         (b) the Registration Statement has been declared effective by the Commission; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, as of the applicable effective date as to the Registration Statement and as of the date of the Prospectus, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

         (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout such periods, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

         (e) since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus,
(i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as disclosed in the Prospectus; (ii) except as disclosed in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as disclosed in the Registration Statement and the Prospectus;

         (f) other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the offering;

         (g) the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to possess or acquire such Intellectual Property Rights could not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the Company and its subsidiaries, taken as a whole, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

         (h) on the Closing Date, Amendment No. 7 (the "Amendment") to the credit agreement dated February 22, 2000 (the "Credit Agreement") among the Company, GrafTech

Global Enterprises Inc. ("GrafTech Global"), GrafTech Finance Inc. ("GrafTech Finance"), Morgan Guaranty Trust Company of New York, J.P. Morgan Securities Inc., Credit Suisse First Boston and the other banks named therein will have been duly authorized, executed and delivered by the Company, GrafTech Global and GrafTech Finance and will conform in all material respects to the description thereof in the Prospectus; and on the Closing Date, assuming the due authorization, execution, and delivery by the agents and lenders thereunder, the Amendment will constitute the valid and legally binding obligations of the Company, GrafTech Global and GrafTech Finance, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether considered in a proceeding in equity or law);

         (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (j) the entities listed on Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "List of Subsidiaries") are the only material subsidiaries, direct or indirect, of the Company; each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with appropriate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the equivalent thereof under analogous principles of applicable foreign law in the case of any foreign subsidiary) under the laws of each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable (or the equivalent thereof under analogous principles of applicable foreign law in the case of any foreign subsidiary), and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims, other than (1) director's qualifying shares and the equivalent thereof, in the case of any foreign subsidiaries, (2) as set forth on the List of Subsidiaries, and (3) those created by the Security Agreements (as defined in the Credit Agreement) and in existence on the Closing Date;

         (k) the Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

         (l) this Agreement has been duly authorized, executed and delivered by the Company;

         (m) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

         (n) the Shares to be issued and sold by the Company hereunder have been duly authorized by the Company, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

         (o) the Rights Agreement has been duly authorized, executed and delivered by the Company; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, when issued upon exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

         (p) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation, by-laws or any other organizational document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole; the issue and sale of the Shares, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or any of its subsidiaries or (iii) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (q) other than as disclosed or contemplated in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the condition (financial or other), business, properties, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others;

         (r) there are no (i) current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement or the Prospectus that are not so described or (ii) statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (s) the Company and its subsidiaries have good and marketable title in fee simple (or the equivalent thereof under analogous principles of applicable foreign law) to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those created by the Security Agreements and in existence on the Closing Date or such as are described or referred to in the Prospectus or do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

         (t) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus which is not so described;

         (u) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

         (v) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act");

         (w) KPMG LLP and Deloitte & Touche LLP, each of whom has certified certain financial statements of the Company and its subsidiaries, are each independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act;

         (x) the Company and its subsidiaries have filed all material federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary or any of their respective properties or assets;

         (y) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock;

         (z) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where such failure could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as disclosed in the Registration Statement and the Prospectus or where such revocation or modification, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each of the Company and its subsidiaries is in compliance with all laws, statutes and judgments, orders, rules or regulations of any court or arbitrator or governmental or regulatory authority relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (aa) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (bb) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, orders, decisions and directives relating to the protection of human health and safety, the environment or hazardous or toxic materials, substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) are aware of no conditions relating to hazardous or toxic materials, substances or wastes, pollutants or contaminants on any property or facility currently or formerly owned or operated by the Company or any of its subsidiaries that could reasonably be expected to require investigation, remediation or monitoring under Environmental Laws, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or investigation, remediation or monitoring would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (cc) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (dd) with respect to each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained, administered or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each such person or entity, an "ERISA Affiliate"), the Company, each such ERISA Affiliate and each such plan complies in all material respects with all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and each such plan has been administered and operated in accordance with its terms; none of the Company or any of its ERISA Affiliates has incurred any material liability to any such plan (including any multiemployer plan (within the meaning of Section 3(37) of ERISA)) or to the Pension Benefit Guaranty Corporation that has not been fully paid; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption, and no reportable event (within the meaning of Section 4043 of ERISA) has occurred for which the 30-day reporting requirement has not been waived; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and, except as disclosed in the Prospectus, the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

         (ee) the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (ff) there is and has been no failure on the part of the Company or its subsidiaries or, to the Company's knowledge, any of the directors or officers of the Company or its subsidiaries, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including
Section 402 related to loans and Sections 302 and 906 related to certifications;

         (gg) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the judgment of the Company, appropriate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew, to the extent that, in its judgment, it determines to be appropriate, its existing insurance coverage as and when such coverage expires or to obtain similar coverage, to the extent that, in its judgment, it determines to be appropriate, at reasonable cost from similar insurers as may be necessary to continue its business;

         (hh) neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and

         (ii) nothing has come to the attention of the Company that has caused the Company to believe that the industry, statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         4. The Company covenants and agrees with each of the several Underwriters as follows:

         (a) to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

         (b) to deliver, at the expense of the Company, to the Representative four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Underwriters may reasonably request;

         (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

         (d) to advise the Representative promptly, and to confirm such advice in writing (i) when the Rule 462 Registration Statement has become effective, if applicable, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with a reasonable number of copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

         (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

         (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not so qualified or to file a general consent to service of process in any jurisdiction;

         (g) to make generally available to its security holders and to the Underwriters as soon as practicable (but not later than (i) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, or (ii) if such fourth fiscal quarter is the last quarter of the Company's fiscal year, the 90th day after the end of such fourth fiscal quarter) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (h) so long as the Shares are outstanding (but not longer than three years after the date hereof), to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

         (i) for a period of 90 days after the date of the final Prospectus relating to the Shares, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or
(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of J. P. Morgan Securities Inc., other than
(i) the sale and issuance of the Shares to be sold hereunder, (ii) contributions, sales and issuances of Stock to the Company's employee benefits protection and deferred compensation trusts or under the Company's employee savings plan in the ordinary course, (iii) grants of stock options and other awards under the Company's employee and director equity incentive plans in the ordinary course or as otherwise described in the Prospectus, (iv) sales and issuances of Stock upon the exercise of stock options and other awards granted prior to the date hereof or as permitted by the preceding clause (iii), and (v) filing of registration statements relating to Stock described in the preceding clauses (ii), (iii) and (iv);

         (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (k) not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

         (l) to use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

         (m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Exchange, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, and the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar.

         5. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters;

         (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

         (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or
(iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (d) since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as disclosed or contemplated in the Prospectus, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed or contemplated in the Prospectus;

         (e) the Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or the chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative, with specific knowledge about the Company's financial matters, satisfactory to the Underwriters to the effect set forth in subsections (a) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, management, financial position, stockholders' equity, or results of operations of the Company and its subsidiaries, taken as a whole, from that disclosed or contemplated in the Registration Statement;

         (f) Kelley Drye & Warren LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, to the effect that:

             (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (iii) each of the Company's domestic subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with appropriate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

           (iv) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

           (v) the Amendment has been duly authorized, executed and delivered by the Company, GrafTech Global and GrafTech Finance and conforms in all material respects to the description thereof in the Prospectus;

           (vi) this Agreement has been duly authorized, executed and delivered by the Company;

           (vii) the authorized capital stock of the Company conforms to the description thereof contained in the Prospectus;

           (viii) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

           (ix) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

           (x) the statements in the Prospectus under "Material U.S. federal tax consequences for non-U.S. investors" and "Underwriting", the statements in the Prospectus relating to the Company's common stock under the heading "Description of Common Stock and Preferred Stock" and incorporated by reference from the description of the Company's common stock in the Company's registration statement on Form 8-A dated July 28, 1995, as amended by Amendment No. 1 to such Form 8-A filed on September 17, 2003, the statements in the Prospectus relating to the Company's preferred stock purchase rights under the heading "Description of Common Stock and Preferred Stock" and incorporated by reference from the description of the Company's preferred stock purchase rights in the Company's registration statement on Form 8-A dated September 10, 1998, as amended by Amendment No. 1 to such Form 8-A filed on September 17, 2003, the statements in the Prospectus relating to the Company's legal proceedings incorporated by reference from the description of the Company's legal proceedings from Item 3 of
Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as updated by the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and the Prospectus, and the statements in the Registration Statement under "Indemnification of Directors and Officers" in Item 15, insofar as such statements constitute a summary of the terms of the Stock, the Preferred Stock, legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such terms, legal matters, documents or proceedings;

           (xi) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and believes that (other than the financial statements and related schedules therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (xii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

           (xiii) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

           (xiv) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed with the Commission under the Exchange Act, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

           (xv) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, when issued upon exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

         In rendering such opinions, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and
(B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraphs (xi) and
(xiv) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any document incorporated by reference therein and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

         The opinion of Kelley Drye & Warren LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (g) Karen G. Narwold, General Counsel of the Company, shall have furnished to the Underwriters her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, to the effect that:

           (i) each of the Company's foreign subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with appropriate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

           (ii) all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (or the equivalent thereof under analogous principles of foreign law in the case of any foreign subsidiary), and (except, in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims other than those created by the Security Agreements and in existence on the Closing Date, except as set forth on the List of Subsidiaries;

           (iii) other than as disclosed or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (iv) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation, by-laws or any other organizational document or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which, individually and in the aggregate, are not material to the Company and its subsidiaries, taken as a whole;

           (v) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, by-laws or any other organizational document of the Company or any of its subsidiaries or (C) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

           (vi) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where such failure could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole;

           (vii) neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as disclosed in the Registration Statement and the Prospectus or which, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (viii) each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where such noncompliance could not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

         In rendering such opinions, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and the State of Connecticut and the General Corporation Law of the State of Delaware to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and
(B) as to matters of fact to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

         The opinion of Karen G. Narwold described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (h) on the date hereof and also on the Closing Date or Additional Closing Date, as the case may be, KPMG LLP and Deloitte & Touche LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

         (i) the Underwriters shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cravath, Swaine & Moore LLP, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (j) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

         (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request;

         (l) the Amendment shall be in full force and effect and the Underwriters shall have received true and correct copies of all documents pertaining thereto and evidence reasonably satisfactory to counsel for the Underwriters of the effectiveness thereof; and

         (m) the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein; provided, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, to the extent that a prospectus relating to such Shares was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus correcting such untrue statement or alleged untrue statement or such omission or alleged omission if the Company had previously furnished copies thereof to such Underwriter.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, but the omission to so notify the Indemnifying Person will not relieve it from any liability which it may have to any Indemnified Person except to the extent it is materially prejudiced by such failure and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of an Indemnified Party.

         If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         7. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares being delivered at the Closing Date (or the Additional Closing Date, as applicable) on the terms and in the manner contemplated in the Prospectus.

         8. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; provided that the provisions of this Section 9 shall not apply in the event this Agreement is terminated by the Underwriters pursuant to Section 7 or 8.

         10. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         11. Any action by the Underwriters hereunder may be taken jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (telefax: (212) 834-6648); Attention: Syndicate Department. Notices to the Company shall be given to it at GrafTech International Ltd., Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, DE 19803 (telefax: (302) 778-8238);
Attention: General Counsel.

         12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

         If the foregoing is in accordance with your understanding, please sign and return ten counterparts hereof.

                                 Very truly yours,

                                 GrafTech International Ltd.,


                                By:  /s/  Karen G. Narwold
                                   ------------------------------------
                                   Name:  Karen G. Narwold
                                   Title: Vice President, General Counsel,
                                          Human Resources and Secretary



Accepted:  October 1, 2003

J.P. Morgan Securities Inc.
Acting on behalf of itself and
the several Underwriters listed
in Schedule I hereto.


By: /s/ Bill Contente
    ------------------------------
    Name:  Bill Contente
    Title: Managing Director

                                                                      SCHEDULE I



                                             Number of Shares
                                             To Be Purchased
Underwriter

J.P. Morgan Securities Inc.                         11,450,000
CIBC World Markets Corp.                             4,850,000
RBC Dain Rauscher Inc.                               2,650,000
Jefferies & Company, Inc.                            1,545,000
Jefferies/Quarterdeck, LLC                               5,000
ABN AMRO Rothschild LLC                                500,000
Gabelli & Company, Inc.                                500,000
Wachovia Capital Markets, LLC                          500,000
                                                    ==========
Total                                               22,000,000

                                                                       EXHIBIT A


                        FORM OF LOCK-UP AGREEMENT
                                                                   ____, 2003

GRAFTECH INTERNATIONAL LTD.
Brandywine West
1521 Concord Pike, Suite 301
Wilmington, DE 19803

J.P. MORGAN SECURITIES INC.
[As Representative of the several Underwriters listed in Schedule I to the Underwriting Agreement referred to below]
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

         Re:  GrafTech International Ltd.--- Public Offering

Ladies and Gentlemen:

         The undersigned understands that each of you proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") by and among GrafTech International Ltd., a Delaware corporation (the "Company"), and each of the underwriters mentioned above (the "Underwriters") providing for the public offering (the "Public Offering") by the Underwriters of common stock, $0.01 per share par value (the "Common Stock"), of the Company (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

         This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.


                                        Very truly yours,

                                        [NAME OF STOCKHOLDER]

                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



Accepted as of the date first set forth above:
J.P. MORGAN SECURITIES INC.
Acting severally on behalf of themselves.

By:  J.P. MORGAN SECURITIES INC.


By:
   ------------------------------------------------